FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 828-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 15, 2011, SUPERVALU INC. (the “Company”) was informed by Matthew E. Rubel, a member of the Company’s Board of Directors, that he had resigned from his position as Chairman, President and Chief Executive Officer of Collective Brands, Inc. Consistent with paragraph 6 of the Company’s Governance Principles, Mr. Rubel submitted his offer of resignation as a member of the Board of Directors of the Company for the consideration of the Board of Directors. On June 24, 2011, the Corporate Governance and Nominating Committee recommended to the Board of Directors that Mr. Rubel’s offer of resignation be rejected and that Mr. Rubel should continue as a director of SUPERVALU. On June 28, 2011, the Board of Directors unanimously approved the recommendation of the Corporate Governance and Nominating Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit

99.1	News Release of SUPERVALU INC., dated June 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2011

SUPERVALU INC.

By:	/s/ Todd N. Sheldon
Todd N. Sheldon
Senior Vice President, General Counsel and Corporate Secretary
(Authorized Officer of Registrant)

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	News Release of SUPERVALU INC., dated June 30, 2011